--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

                          REGENT COMMUNICATIONS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          REGENT COMMUNICATIONS, INC.
                    50 East RiverCenter Boulevard, Suite 180
                           Covington, Kentucky 41011

                                 April 20, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Thursday, May 18, 2000 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.

     Business items to be acted upon at the Annual Meeting are the election of nine directors to serve for a one-year term, the approval of an amendment to the Company's Certificate of Incorporation and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.

     We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your proxy in the postage prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.

     The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the Annual Meeting.

                                          Sincerely,

                                          TERRY S. JACOBS
                                          Chairman of the Board
                                          and Chief Executive Officer

                          REGENT COMMUNICATIONS, INC.
                    50 East RiverCenter Boulevard, Suite 180
                           Covington, Kentucky 41011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2000

     The Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation, will be held on Thursday, May 18, 2000 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:

     1. A proposal to elect nine directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

     2. A proposal to amend Article FOURTH of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000. The proposed resolution is attached as Annex 1 to the enclosed Proxy Statement.

     3. Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Holders of record of the Company's common stock at the close of business on April 1, 2000 are entitled to notice of and to vote at the Annual Meeting.

     Enclosed with this Notice is a Proxy Statement, proxy and the Company's Annual Report for the year ended December 31, 1999.

                                          By Order of the Board of Directors:

April 20, 2000                            WILLIAM L. STAKELIN
                                          President and Secretary

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                          REGENT COMMUNICATIONS, INC.
                    50 East RiverCenter Boulevard, Suite 180
                           Covington, Kentucky 41011

                                PROXY STATEMENT

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2000

     The Board of Directors of Regent Communications, Inc. ("Regent" or "the Company") is soliciting the enclosed proxy from its stockholders for use at the Annual Meeting of Stockholders to be held on May 18, 2000 and at any adjournments thereof. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 20, 2000. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as April 1, 2000.

     All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted FOR the director nominees named therein, FOR the proposed amendment set forth therein, and, in the proxyholders' best judgment, on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving the enclosed proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or a duly executed proxy bearing a later date.

     The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's common stock.

     The Annual Report for the year ended December 31, 1999, including financial statements, is being mailed with this Proxy Statement.

     As of April 1, 2000, there were outstanding 34,615,839 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The number of members of the Board of Directors of the Company has been designated by the Board to be nine in accordance with the Company's bylaws. At the Annual Meeting, nine directors will be elected and will hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated the Company's nine incumbent directors for election by the stockholders at the Annual Meeting. All nine directors have agreed to serve if elected.

     It is the intention of the persons named as proxy holders in the proxy to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.

     Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company's bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.

     The holders of approximately 42% of the outstanding voting power of the Company are parties to a certain Third Amended and Restated Stockholders' Agreement dated as of December 13, 1999, pursuant to which they have agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time by particular stockholders who are parties to the agreement) as the Board of Directors of the Company. Currently, this group consists of Terry S. Jacobs, William L. Stakelin, William
H. Ingram, Richard H. Patterson, Kenneth J. Hanau, William P. Sutter, Jr. and John H. Wyant, and the voting agreements contained in the Stockholders' Agreement will likely assure their election.

     Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

INFORMATION REGARDING DIRECTOR NOMINEES

     TERRY S. JACOBS (Age 57)

     Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately-held radio broadcast company which he co-founded in 1993 under the name "Regent Communications, Inc." ("Regent I") and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was chairman and chief executive officer of Jacor Communications, Inc., a radio broadcast company which he founded in 1979 and which, during his tenure, grew to become the then ninth largest radio company in the U.S. in terms of revenue. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company.

     WILLIAM L. STAKELIN (Age 57)

     Mr. Stakelin has been President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately-held radio broadcast company which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Associated Press and the Radio Advertising Bureau.

     JOEL M. FAIRMAN (Age 71)

     Mr. Fairman has been Vice Chairman of the Board of Directors of Regent since the Company's merger with Faircom Inc. in June 1998. Mr. Fairman founded and organized Faircom in April 1984 and was its chairman of the board, chief executive officer and treasurer from its inception to the date of the merger with Regent. Prior to 1984, he was an investment banking executive and a practicing attorney focusing on corporate transactions.

     R. GLEN MAYFIELD (Age 58)

     Mr. Mayfield has served as a director of Regent since May 1997. From 1978 to 1997, he served as president of Mayfield & Robinson, Inc., a management and financial consulting firm in Cincinnati, Ohio, and from 1997 to the present, he has served as chairman of Mayfield & Robinson, Inc. Since August 1994, Mr. Mayfield has served as vice president and a director of Mayson, Inc., a corporation 50% owned by him, which serves as the general partner of River Cities Management Limited Partnership, the general partner of

River Cities Capital Fund Limited Partnership, a stockholder of Regent. Mr. Mayfield is also a director of NS Group, Inc.

     WILLIAM H. INGRAM (Age 60)

     Mr. Ingram has been a member of the Board of Directors of Regent since June 1998. Mr. Ingram has served as chairman of the board of directors of Waller-Sutton Management Group, Inc. since its formation in early 1997. Waller-Sutton Management Group, Inc. manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications, and entertainment industries. Mr. Ingram has also served since 1973 as president and chief executive officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telephony and related industries. He is also a director of Access Television Network, Inc.

     RICHARD H. PATTERSON (Age 41)

     Mr. Patterson has been a director of Regent since June 1998. Mr. Patterson has served as a vice president of Waller-Sutton Management Group since its formation in early 1997. Since October 1999 he has served as a principal of Spire Capital Partners, L.P., a private equity fund specializing in media and communications. From 1986 through 1998, Mr. Patterson was a partner of Waller Capital Corporation, a privately-owned cable television brokerage firm. He also serves as a director of KMC Telecom Holdings, Inc. and a number of other privately-held companies.

     JOHN H. WYANT (Age 53)

     Mr. Wyant has been a member of the Board of Directors of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $400 million of committed capital for investment in privately-held high growth companies. Mr. Wyant is also a director of Zaring National Corporation, Delicious Brands, Inc., USinternetworking, Inc., @plan, Inc. and a number of privately-held companies.

     KENNETH J. HANAU (Age 34)

     Mr. Hanau has served as a director of Regent since August 1999. He began with Weiss, Peck & Greer, L.L.C. as an associate in August 1994, served as a vice president from January 1996 through December 1999, and became a principal on January 1, 2000. Mr. Hanau is also a principal of WPG Private Equity Partners, II, L.L.C. During portions of 1992 and 1994, he worked for Morgan Stanley & Co. in its mergers and acquisitions department. Mr. Hanau is a certified public accountant and began his career with Coopers & Lybrand. He also serves as a director of Color Associates, Inc., Lionheart Newspapers, Inc., Richelieu Foods, Inc., Shelter Distribution, Inc., Masters Institute, Inc. and Village Voice Media, Inc.

     WILLIAM P. SUTTER, JR. (Age 42)

     Mr. Sutter has served as a director of Regent since December 1999. He has served since 1984 as a vice president of Mesirow Financial Services, Inc., a Chicago-based financial services firm and the general partner of Mesirow Capital Partners VII, a stockholder of Regent. He has also served as senior managing director of Mesirow Private Equity Investments, Inc. since July 1997. He previously served as a director of Citadel Communications and currently serves as a director of a number of privately-held companies.

     There are no family relationships among any of the above named nominees for directors nor among any of the nominees and any executive officers of the Company.

BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1999, the Board held five regularly scheduled meetings. Each director attended or participated in at least 75% of the meetings of the Board of Directors and all committees on which he served in 1999 except for Mr. Wyant, who attended two Board meetings and one meeting of the Compensation Committee. The Board of Directors has a standing audit committee and compensation committee as described below.

  Audit Committee

     The Audit Committee currently consists of three directors, Messrs. Mayfield (Chairman), Ingram and Hanau. The Audit Committee reviews the financial statements of the Company, consults with the Company's independent auditors and considers such other matters with respect to the internal and external audit of the affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting. The Audit Committee held two meetings during 1999.

  Compensation Committee

     The Compensation Committee currently consists of three directors, Messrs. Wyant (Chairman), Sutter and Patterson. The basic function of the Compensation Committee is to review salaries, bonuses and other elements of compensation of executive officers and other key employees, as well as to determine stock option grants to executive officers and other key employees and make recommendations on such matters to the full Board of Directors. The Compensation Committee held three meetings during 1999.

COMPENSATION OF DIRECTORS

     The Company's directors do not receive compensation for their services as directors; however, each director is reimbursed for the reasonable out-of-pocket expenses incurred by him in connection with his duties as a director, including attending meetings of the Board and any committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1999, the Compensation Committee consisted of three members, Messrs. Ingram, Patterson and Wyant.

     Series F Convertible Preferred Stock. Under the terms of a stock purchase agreement dated as of June 15, 1998 to which the Company, Waller-Sutton Media Partners, L.P., Mr. Ingram and the other purchasers named therein are parties, the Company issued a total of 4,100,000 shares of its Series F convertible preferred stock at a purchase price of $5.00 per share. Of these shares, 2,000,005 shares were issued to Waller-Sutton Media Partners, L.P. and 100,000 shares were issued to Mr. Ingram. Messrs. Ingram and Patterson, who are members of the Company's Board of Directors, are members of the general partner of Waller-Sutton Media Partners, L.P. and directors and executive officers of the management company for Waller-Sutton Media Partners, L.P.

     Under the terms of the Series F stock purchase agreement, Waller-Sutton Management Group, Inc. receives an annual monitoring fee of $75,000. Mr. Ingram is a stockholder of Waller-Sutton Management Group, Inc.

     Series G Convertible Preferred Stock. In January 1999, the Company issued an aggregate of 372,406 shares of its Series G convertible preferred stock at a purchase price of $5.00 per share to certain of its existing stockholders, including 315,887 shares to Blue Chip Capital Fund II Limited Partnership. Mr. Wyant, a director of the Company and a member of the Compensation Committee, is a beneficial owner and manager of the general partner of Blue Chip Capital Fund II Limited Partnership.

     Series H Convertible Preferred Stock. As of June 21, 1999, the Company entered into stock purchase agreements with certain of its existing stockholders for the sale of a total of 1,999,999 shares of the Company's Series H convertible preferred stock at $5.50 per share. Of the shares issued under these agreements, 363,636 shares were issued to Blue Chip Capital Fund II Limited Partnership and 90,909 shares were issued to Waller-Sutton Media Partners, L.P.

     Series K Convertible Preferred Stock. On November 24, 1999, the Company entered into stock purchase agreements with certain of its existing stockholders and several new investors for the sale of a total of 3,545,453 shares of the Company's Series K convertible preferred stock at $5.50 per share. Of the shares issued under these agreements, 363,636 shares were issued to Blue Chip Capital Fund III Limited Partnership. Mr. Wyant is a beneficial owner and manager of the general partner of Blue Chip Capital Fund III Limited Partnership.

     Registration Rights Agreement. The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Waller-Sutton Media Partners, L.P., William H. Ingram, Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P. and others. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. at any time (or, after July 1, 2000, Waller-Sutton or the holders of at least 10% of the Company's outstanding common stock), Regent is required to register under the Securities Act the shares of the Company's common stock owned by these holders. In addition, the parties to the agreement have the right to join in any registration of Regent's equity securities.

                                   PROPOSAL 2

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                             TO 100,000,000 SHARES

     The Board of Directors is proposing an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000. These shares will carry the same terms and provisions as the Company's currently authorized and outstanding shares of common stock. The full text of the proposed resolution is attached as Annex 1 to this Proxy Statement. Approval and adoption of the proposed amendment requires the vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

     As of April 1, 2000, there were 22,320,116 shares of the Company's authorized common stock unissued and not reserved for issuance. The Board of Directors believes the proposed amendment is desirable in order to afford the Company greater flexibility and to ensure that it will have additional shares available for issuance from time to time as approved by the Board for any proper corporate purpose, including public or private equity financings, mergers, acquisitions of other businesses, stock dividends or splits and issuances under stock option and other incentive programs. The Board of Directors believes it is prudent to authorize an increase of the number of authorized shares of the Company's common stock at this time in order to enhance the Company's ability to move expeditiously when appropriate circumstances arise. The Company could be delayed in making strategic stock offerings or acquisitions if such a transaction were dependent upon first obtaining stockholder approval for an increase of the number of shares of the Company's authorized common stock. Such delay could result in less favorable terms to the Company or could prevent the transaction from proceeding entirely. If the proposed amendment is adopted, this risk will be minimized because the authorized shares of common stock will be in place in advance of any negotiations or consideration of potential transactions in which it may be desirable to issue common stock. The Board has no current plans, arrangements, agreements or understandings regarding the issuance of the additional authorized common shares, should the proposed amendment be approved and adopted. If the proposed amendment is approved, the increase in authorized shares of common stock will be implemented by filing one or more amendments to the Company's Certificate of Incorporation with the Delaware Secretary of State if and when determined by the Board of Directors to be in the best interests of the Company. All or any part of the authorized but unissued shares of Regent common stock may thereafter be issued for such purposes and on such terms as the Company's Board of Directors may determine without further approval from the stockholders, except in circumstances where stockholder approval may be required by law, contractual arrangement, the provisions of the Company's Certificate of Incorporation or the Nasdaq Stock Market's National Market listing requirements.

     The proposed amendment will not affect the rights of existing holders of Regent common stock except to the extent that future issuances of Regent common stock will reduce each existing stockholder's proportionate ownership. Holders of the capital stock of Regent do not have any preemptive rights to subscribe for shares of Regent common stock, which means that the current stockholders do not have a prior right to purchase any new issue of Regent common stock in order to maintain their proportionate ownership.

     The proposed increase in the authorized common stock of Regent is not intended by the Board of Directors to have an anti-takeover effect on the Company; however, any issuances of additional shares of common stock could have the effect of discouraging or rendering more difficult a merger, tender offer or proxy contest, the assumption of control by a holder of a larger block of the Company's securities and the removal of incumbent management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company that stockholders view as desirable.

     Some of the provisions of the Company's existing Certificate of Incorporation and bylaws could discourage, delay or prevent an acquisition of the Company at a premium price even if stockholders believe the change in control would be in their best interests and those of the Company. These provisions:

     - permit the Board of Directors to increase its own size and fill the resulting vacancies;

     - permit the Board of Directors, without stockholder approval, to issue preferred stock with such dividend, liquidation, conversion, voting and other rights as the Board may determine; and

     - limit the persons who may call special meetings of stockholders.

     As mentioned above, a stockholders' agreement among the Company and 19 of its stockholders provides that those stockholders will vote all of their shares for the election to the Board of Directors of a specific group of seven individuals determined by particular stockholders who are parties to the agreement. That stockholders' agreement will make it more difficult for the Company's other stockholders to elect a member to the Board of Directors and will make it more likely that the existing Board will remain in place. The stockholders' agreement also could delay or prevent a change of control of the Company, even when a change of control might be in the best interests of other stockholders.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

NAME                                          AGE    POSITION
----                                          ---    --------
Terry S. Jacobs...........................    57     Chairman of the Board, Chief Executive Officer,
                                                     Treasurer
William L. Stakelin.......................    57     President, Chief Operating Officer, Secretary
Joel M. Fairman...........................    71     Vice Chairman
Fred L. Murr..............................    52     Senior Vice President
Anthony A. Vasconcellos...................    35     Vice President and Chief Financial Officer
Matthew A. Yeoman.........................    34     Vice President-Finance

     Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Messrs. Jacobs, Stakelin and Fairman is set forth above under the caption "Information Regarding Director Nominees."

     Fred L. Murr has been employed by Regent as Senior Vice President since August 1997. Mr. Murr entered broadcasting in 1972 as a sales representative for radio station WINN in Louisville, Kentucky, which at that time was owned by Bluegrass Broadcasting Co., a company operated by Mr. Stakelin. Mr. Murr joined Apollo Radio Ltd. when that company was formed by Mr. Stakelin in 1988, serving in the capacity as vice president/general manager of KUDL/KMXV in Kansas City, Missouri. In October 1995, he joined Regent I upon the sale of Apollo to that company and became vice president/general manager of a five-station group in Las Vegas, where he served until Regent I was acquired by Jacor Communications, Inc. in February 1997.

     Anthony A. Vasconcellos, a certified public accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September 1991. In October 1991, he joined LensCrafters, Inc., an international optical company which by 1998 had 800 retail stores. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters' Canadian subsidiary, and from 1994 to 1998, he served as a senior financial and accounting manager for LensCrafters.

     Matthew A. Yeoman has been Vice President-Finance and Assistant Secretary of the Company since March 1997. In 1993, he left his position with Jacor Communications, Inc. to assist Mr. Jacobs in the formation and operation of Regent I, where he held the position of controller until its merger into Jacor Communications, Inc. in February 1997.

                             EXECUTIVE COMPENSATION

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers during each of the last three fiscal years (two fiscal years in the case of Mr. Vasconcellos).

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL                    LONG-TERM
                                       COMPENSATION                COMPENSATION
                                      ---------------              ------------
NAME AND                                                            SECURITIES
PRINCIPAL                                     SALARY     BONUS      UNDERLYING        ALL OTHER
POSITION                              YEAR    ($)(a)      ($)      OPTIONS (#)     COMPENSATION ($)
---------                             ----    -------    ------    ------------    ----------------
Terry S. Jacobs.....................  1999    253,385        --      125,089(b)             --
  Chairman and Chief                  1998    214,038        --      608,244(b)             --
  Executive Officer                   1997     10,500        --           --                --

William L. Stakelin.................  1999    228,046        --      125,089(b)             --
  President and Chief                 1998    192,884        --      608,244(b)             --
  Operating Officer                   1997     10,500        --           --                --

Joel M. Fairman (c).................  1999    190,412        --           --            10,811(e)
  Vice Chairman                       1998    224,928        --      177,492(d)         13,905(e)
                                      1997    125,438    28,000           --            29,574(e)

Fred L. Murr (f)....................  1999    120,000        --       25,000(b)             --
  Senior Vice President               1998    110,692        --       25,000(b)             --
                                      1997     34,615        --           --                --

Anthony A. Vasconcellos (g).........  1999    107,692        --       25,000(b)             --
  Vice President and Chief            1998     30,769        --       25,000(b)             --
  Financial Officer

---------------
(a) Includes amounts deferred at the election of the recipient under the Company's 401(k) plan.

(b) Represents the number of shares of the Company's common stock issuable upon exercise of options granted to the named executive under the Company's 1998 Management Stock Option Plan.

(c) Mr. Fairman became an executive officer of the Company in June 1998 at the time of the Company's merger with Faircom Inc. Compensation set forth for Mr. Fairman includes his total 1998 compensation both from the Company and from Faircom Inc. Compensation set forth for Mr. Fairman for 1997 was paid by Faircom Inc.

(d) Represents the number of shares of the Company's common stock Mr. Fairman will receive upon exercise of options granted to him under the Regent Communications, Inc. Faircom Conversion Stock Option Plan in connection with the merger with Faircom Inc. in June 1998.

(e) Represents premiums paid by the Company or Faircom Inc. with respect to a life insurance policy owned by Mr. Fairman and related tax "gross up" amounts.

(f) Mr. Murr joined the Company in June 1997.

(g) Mr. Vasconcellos joined the Company in September 1998.

COMPENSATION COMMITTEE REPORT

     The primary function of the Compensation Committee, which consists entirely of non-employee directors, is to oversee policies relating to executive compensation, including salary, incentive bonuses, fringe benefits and stock option awards. Its goals are for the Company's compensation program to provide strong incentives to senior management to pursue actions that will directly benefit the Company and its stockholders. The principles underlying the Company's executive compensation program are:

     - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

     - Executive cash compensation in excess of base salaries should be tied to the performance of the Company and the individual executive; and

     - The financial interests of the executives should be aligned with the financial interests of the stockholders.

     The Company's compensation package for its executive officers has three basic components: base salary, annual performance-based bonuses and stock option grants. With the exception of the base salaries of the Company's Chief Executive Officer, Chief Operating Officer and Vice Chairman, which are provided for in their employment agreements with the Company, executive base salary levels and annual bonuses are established by recommendation of the Compensation Committee for approval of the full Board. Stock option grants under the 1998 Management Stock Option Plan are awarded by the Compensation Committee.

     The compensation of each executive officer is reviewed annually by the Compensation Committee. It is the Compensation Committee's policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable in terms of assets, net worth, revenue, operating cash flow and/or earnings per share, based upon such information as may be acquired by the Committee from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. The Committee's primary objective is to set executive salaries at levels the Committee believes are appropriate for the duties and scope of responsibilities of each officer's position and competitive with comparable broadcasting companies so that the Company can attract and retain qualified individuals in a competitive market.

     Stock option grants are designed to encourage the Company's executives and other key employees to remain employed by the Company and to contribute to the Company's overall performance and, thus, the performance of the Company's common stock in the market. Generally, annual option grants are intended to reflect the executive's attainment of Company and personal goals.

     The annual bonus potential of the Company's Chief Executive Officer is provided for in his employment agreement with the Company and is based on his performance and that of the Company and the achievement of certain goals established for each year. In addition, that employment agreement entitles the Chief Executive Officer to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified stock options.

     The Compensation Committee applied the above considerations in determining the 1999 compensation for the Company's Chief Executive Officer. In accordance with his employment agreement, the Chief Executive Officer's base salary for 1999 was $253,385. In April 1999, the Compensation Committee approved the grant of 125,089 stock options to the Company's Chief Executive Officer. This grant was made to complete the grant to the Chief Executive Officer of the full number of stock options to which he was entitled under the terms of his employment agreement. Taking into consideration the Company's financial condition and the impending initial public offering, the Compensation Committee believed that stock option grants were adequate and appropriate means of compensation to supplement base salaries of the Company's executive officers during 1999.

1999 Compensation Committee Members:   William H. Ingram
                                       Richard H. Patterson
                                       John H. Wyant

                             OPTION GRANTS IN 1999

     The following table sets forth certain information with respect to stock options to purchase shares of the Company's common stock awarded during 1999 to the Chief Executive Officer and certain other executives named in the Summary Compensation Table.

                                                 INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                               -----------------------------------------------------       VALUE AT ASSUMED
                                NUMBER OF      PERCENT OF                                  ANNUAL RATES OF
                               SECURITIES     TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                               UNDERLYING      GRANTED TO      EXERCISE                    FOR OPTION TERM
                                 OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   ------------------------
NAME                           GRANTED (#)   FISCAL YEAR (a)    ($/SH)       DATE        5%($)         10%($)
----                           -----------   ---------------   --------   ----------   ---------      ---------
Terry S. Jacobs..............   125,089(b)        39.4%          5.00      04/29/09     393,339        996,798
William L. Stakelin..........   125,089(b)        39.4%          5.00      04/29/09     393,339        996,798
Fred L. Murr.................    25,000(c)         7.9%          5.00      04/29/09      78,612        199,218
Anthony A. Vasconcellos......    25,000(d)         7.9%          5.50      10/28/09      86,473        219,140

---------------
(a) Total options granted to all executive officers and other employees of the Company in 1999 were for an aggregate of 317,678 shares of Regent's common stock.

(b) Represents the number of shares of the Company's common stock issuable upon the exercise of options granted to the named executive on April 29, 1999 under the Company's 1998 Management Stock Option Plan. To the extent they may be treated as incentive stock options, the options are exercisable in ten annual installments (up to 1/10 each year) commencing on the date of grant. The remaining options are exercisable in three annual installments (up to 1/3 each year) commencing on April 29, 2000.

(c) Represents the number of shares of the Company's common stock issuable upon the exercise of options granted to the named executive on April 29, 1999 under the Company's 1998 Management Stock Option Plan. The options are exercisable in five annual installments (up to 1/5 each year) commencing on April 29, 2000.

(d) Represents the number of shares of the Company's common stock issuable upon the exercise of options granted to the named executive on October 28, 1999 under the Company's 1998 Management Stock Option Plan. The options are exercisable in five annual installments (up to 1/5 each year) commencing on October 28, 2000.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Terry S. Jacobs and William L. Stakelin, under which Mr. Jacobs is employed as Chairman and Chief Executive Officer of Regent and Mr. Stakelin is employed as President and Chief Operating Officer of Regent, each for an initial term commencing March 1, 1998 and ending April 30, 2001. Thereafter, the agreements will extend for additional three-year periods unless either party gives 60 days notice of its intent to terminate. Under their employment agreements, Mr. Jacobs is entitled to a base salary of $250,000 and Mr. Stakelin is entitled to a base salary of $225,000, which amounts are subject each 12-month period to an increase in the discretion of the Board of Directors and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive discretionary annual bonuses. These bonuses, if any, will be determined by the Board of Directors of Regent and based on performance of the employee and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Jacobs and Stakelin each to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified options to purchase 5.5% of the Company's common stock on a fully-diluted basis; provided, however, that the aggregate number of options granted to each may not exceed 733,333 without further approval of the Company's Board of Directors. All options are to have an exercise price per share determined by the Company's Board of Directors (but not less than the greater of the per share fair market value of the underlying common stock on the date of grant and $5.00 per share). Grants of incentive stock options vest over a period of ten years (10% per year) and are exercisable for ten years from the date of grant. Grants of non-qualified stock options are to vest over a period of three years (33% per year) and have an exercise period of ten years from the date of grant. All unvested options will fully vest immediately upon a change of corporate control of Regent or a sale of substantially all of its assets. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive use of an automobile, parking and automobile insurance coverage at Regent's expense and other benefits available to key management employees.

     Messrs. Jacobs and Stakelin may terminate their agreements for any reason upon 90 days' notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability or in the event of a termination by the Company without cause, then (a) Regent is required to purchase, and the employee is required to sell to Regent, (i) all shares of Regent stock owned by him at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100, (b) all unvested options will terminate, and (c) the employee is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the employee is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Mr. Jacobs or Mr. Stakelin, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. Messrs. Jacobs and Stakelin are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

     Joel M. Fairman is currently employed by Regent as Vice Chairman of the Board under a two-year employment agreement, commencing on June 15, 1998. As part of the merger with Faircom Inc. in June 1998, Regent agreed to continue to engage Mr. Fairman as a consultant for the one-year period thereafter in accordance with the terms of a standard consulting agreement to be entered into between Regent and Mr. Fairman at that time. During the term of the employment agreement and the one-year consultancy period, Mr. Fairman is entitled to receive annual base compensation equal to $190,000.

     The employment agreement provides for Mr. Fairman to receive a discretionary annual bonus in an amount as may be determined by the Board of Directors of Regent based on the Company's performance, Mr. Fairman's performance and the achievement of certain goals established each year. In addition, Mr. Fairman is entitled to receive grants of incentive or non-qualified options to acquire capital stock of Regent under Regent's 1998 Management Stock Option Plan in the discretion of the Compensation Committee of the Board of Directors. Under the agreement, Regent is also obligated to continue the lease formerly utilized by Faircom at Suite 220, Old Brookville, New York, under the existing lease terms through the end of the employment and consultancy periods. The agreement also provides for a term life insurance policy paid for by Regent. The employment agreement also contains Regent's agreement to seek to cause Mr. Fairman to be elected and re-elected to the Board of Directors of Regent to serve throughout the term of his employment and consultancy with Regent and for two years thereafter, except if his employment has been terminated for cause.

     Mr. Fairman's employment agreement is terminable by him upon 90 days' prior written notice and is terminable by Regent at any time. In the event of a termination by reason of Mr. Fairman's death or disability or in the event of a termination by Regent without cause, Mr. Fairman would be entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, Mr. Fairman would also be entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreement entitles Mr. Fairman to receive, in addition to his base salary and any bonus prorated through the date of termination, the greater of his base salary for an additional 12-month period or his base salary throughout the remaining portion of his employment term and consultancy period. Mr. Fairman is subject to customary non-competition and non-solicitation covenants during his period of employment and consultancy with Regent and for an 18-month period thereafter (except in the case of a termination of employment by Regent without cause), as well as customary confidentiality covenants.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with on a timely basis except that each of Kenneth J. Hanau and William P. Sutter, Jr. filed one report late. In each case, the late filing was the initial ownership report required to be filed on Form 3.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 6, 1999, Terry S. Jacobs, the Chairman and Chief Executive Officer and a director of the Company, made a $250,000 unsecured loan to the Company. The promissory note evidencing the loan provided for interest on the unpaid principal balance to be paid to Mr. Jacobs at the annual rate equal to the effective annual percentage rate paid by Mr. Jacobs to third parties for such funds. The purpose of the loan was to provide the Company with funds on a short-term basis to cash collateralize a letter of credit used by the Company as an escrow deposit in connection with its pending acquisition of radio stations in the St. Cloud, Minnesota market. The principal amount of the loan was repaid in full on February 26, 1999, with interest of $4,125.

     The Company obtains all of its property and casualty insurance and director and officer liability insurance coverages through Jacobs Insurance Agency, Inc., an insurance brokerage firm that was, until recently, owned by Mr. Jacobs and members of his immediate family. In 1999, the Company paid $309,972 in insurance premiums to Jacobs Insurance Agency, Inc. Of that amount, $38,025 constituted commission income retained by the agency. The Company believes that its insurance cost is comparable to or less than the cost of insurance which the Company would be able to obtain through unaffiliated third parties for comparable coverages.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 1, 2000, the number and percentage of the Company's common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company's securities, (ii) the Company's directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under "Executive Compensation," and (iv) all such named executive officers and all directors of the Company, as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(a)                       OWNERSHIP(a)        OF CLASS(a)
---------------------------------------                       ------------        -----------
Waller-Sutton Media Partners, L.P...........................    3,141,554(b)          9.1%
Blue Chip Venture Company, Ltd..............................    3,046,356(c)          8.8%
WPG Corporate Development Associates V, L.L.C. and
  affiliated fund...........................................    2,975,452(d)          8.6%
Mesirow Capital Partners VII................................    1,818,181(e)          5.3%
Terry S. Jacobs.............................................      683,608(f)          2.0%
William L. Stakelin.........................................      356,808(g)          1.0%
Joel M. Fairman.............................................      350,000(h)          1.0%
John H. Wyant...............................................    3,056,356(c)(i)       8.8%
Kenneth J. Hanau............................................    2,975,452(d)          8.6%
William H. Ingram...........................................    3,251,554(b)(j)       9.4%
Richard H. Patterson........................................    3,141,554(b)          9.1%
R. Glen Mayfield............................................      604,999(k)          1.7%
William P. Sutter, Jr.......................................    1,833,181(e)(l)       5.3%
Fred L. Murr................................................        6,500(m)            *
Anthony A. Vasconcellos.....................................        6,000(n)            *
All named executive officers and directors as a group (11
  persons)..................................................   13,132,796(o)         37.9%

---------------
* Less than 1%.

(a) The Securities and Exchange Commission has defined "beneficial ownership" to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below.

     Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of overall voting power of any other person. In other words, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants. Calculation of percentage ownership is based upon a total of 34,615,839 shares of common stock currently outstanding.

(b) Represents 2,491,554 shares and warrants currently exercisable for 650,000 shares of the Company's common stock held in the name of Waller-Sutton Media Partners, L.P. William H. Ingram and Richard H. Patterson, directors of the Company, are members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P. Messrs. Ingram and Patterson have advised the Company that they disclaim beneficial ownership of the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. and Mr. Ingram is One Rockefeller Plaza, New York, New York 10112. Mr. Patterson's address is 10 Town Square, Suite 200, Chatham, New Jersey 07928.

(c) Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund II Limited Partnership ("Blue Chip II"); (B) 300,479 shares held by Miami Valley Venture Fund L.P. ("Miami Valley"); and (C) 363,636 shares held by Blue Chip Capital Fund III Limited Partnership ("Blue Chip III"). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(d) Includes: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. ("WPG V") and 381,290 shares held by WPG Corporate Development Associates (Overseas) V, L.P. ("WPG Overseas"); and (B) warrants to purchase 112,580 shares held by WPG V and warrants to purchase 17,420 shares held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Greer LLC. WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. are the sole general partners of WPG (Overseas). WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. have indicated that they share voting and dispositive power over the indicated shares held by WPG (Overseas). Kenneth J. Hanau, a director of the Company, is a beneficial owner of both WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. WPGPE Fund Advisor II, L.L.C. is the Fund Investment Advisor Member of WPG V. WPGPE Fund Advisor II, L.L.C. has indicated that it exercises sole voting and dispositive power over the indicated shares held by WPG V. Mr. Hanau is a member and beneficial owner of WPGPE Fund Advisor II, L.L.C. Mr. Hanau exercises shared voting and investment powers with respect to the securities beneficially owned by WPG V and WPG (Overseas), but disclaims beneficial ownership of those securities. The address of these entities and Mr. Hanau is One New York Plaza, New York, New York 10004.

(e) William P. Sutter, Jr., a director of the Company, is a vice president of Mesirow Financial Services, Inc., the general partner of Mesirow Capital Partners VII. Mr. Sutter exercises shared voting and investment powers with respect to the securities beneficially owned by Mesirow Capital Partners VII, but disclaims beneficial ownership of those securities. The address of Mesirow Capital Partners VII and Mr. Sutter is 350 N. Clark, Chicago, Illinois 60610.

(f) Represents 470,000 shares and options exercisable within 60 days for up to 213,608 shares of the Company's common stock.

(g) Represents 143,200 shares and options exercisable within 60 days for up to 213,608 shares of the Company's common stock.

(h) Represents 172,508 shares and options exercisable within 60 days for up to 177,492 shares of the Company's common stock Mr. Fairman will receive upon exercise of such options.

(i)  Includes 10,000 shares held by John H. Wyant individually. See also Note
     (c) above.

(j) Includes 100,000 shares and warrants currently exercisable for 10,000 shares of the Company's common stock held by Mr. Ingram, a director of the Company. See also Note (b) above.

(k) Includes: (A) 499,999 shares and warrants to purchase 100,000 shares of the Company's common stock held by River Cities Capital Fund Limited Partnership; and (B) 5,000 shares held by R. Glen Mayfield individually. Mr. Mayfield, a director of the Company, is the vice president, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises sole voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities.

(l) Includes 15,000 shares held by William P. Sutter, Jr. individually. See also Note (e) above.

(m) Represents 1,500 shares held by Mr. Murr and options exercisable within 60 days for up to 5,000 shares of the Company's common stock.

(n) Represents 1,000 shares held by Mr. Vasconcellos and options exercisable within 60 days for up to 5,000 shares of the Company's common stock.

(o)  See Notes (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and
     (n) above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of PricewaterhouseCoopers LLP (the "Auditors") was engaged by Regent to audit Regent's consolidated financial statements for the year ended December 31, 1999. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

     Effective with the Company's acquisition by merger on June 15, 1998 of all of the outstanding capital stock of Faircom Inc., the Company disengaged the accounting firm of BDO Seidman, LLP and retained the accounting firm of PricewaterhouseCoopers LLP to perform the annual audit of the Company's financial statements for 1998. PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.) has been the auditor for the Company and its subsidiaries for all fiscal years since the Company's formation in 1996. The change in accountants for Faircom's financial statements from BDO Seidman, LLP to PricewaterhouseCoopers LLP was precipitated by the Company's acquisition of Faircom as its wholly-owned subsidiary and by the desire to have one accounting firm responsible for the consolidated audited financial statements of the Company. This action was approved by the Company's Board of Directors.

     The report of BDO Seidman, LLP on the financial statements of Faircom for 1997 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the 1997 fiscal year and the interim period prior to June 15, 1998, there were no disagreements between Faircom and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the subject matter of its disagreement in connection with its report.

                         STOCKHOLDER PROPOSALS FOR 2001
                                 ANNUAL MEETING

     Stockholders may submit proposals to be voted on at the 2001 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent's shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2001 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of proxy for the 2001 Annual Meeting, the proposal must be received at Regent's principal executive offices no later than December 1, 2000, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.

                                 OTHER MATTERS

     At the Annual Meeting it is intended that the election of directors and the proposed amendment to the Company's Certificate of Incorporation attached as Annex 1, all as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters that may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy promptly to make certain that your shares will be voted at the 2000 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

     A COPY OF REGENT'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, NOT INCLUDING EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO MS. CHRISTINA TENHUNDFELD, ASSISTANT SECRETARY, AT THE COMPANY'S OFFICES, 50 EAST RIVERCENTER BOULEVARD, SUITE 180, COVINGTON, KENTUCKY 41011. THE FORM 10-K/A INCLUDES CERTAIN LISTED EXHIBITS WHICH WILL BE PROVIDED UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                          By Order of the Board of Directors:

                                          William L. Stakelin, Secretary

                                                                         ANNEX 1

                      PROPOSAL TO AMEND ARTICLE FOURTH OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     "RESOLVED, subsection A, Article FOURTH of the Amended and Restated Certificate of Incorporation of Regent Communications, Inc. be hereby amended as follows:

             "A. Authorized Capital Stock. The total number of shares of all classes of Stock which the Corporation shall have authority to issue is One Hundred Forty Million (140,000,000) shares, consisting of a class of One Hundred Million (100,000,000) shares of Common Stock, par value of $.01 per share, and a class of Forty Million (40,000,000) shares of Preferred Stock, par value of $.01 per share."

     FURTHER RESOLVED, that the Board of Directors is fully authorized and empowered to implement the increase in authorized shares pursuant to the foregoing resolution without further action by the stockholders at such time as the Board of Directors shall deem appropriate and, to the extent allowable by law, either all at one time or partially in two or more stages as the Board of Directors shall deem advisable and in the best interests of the Corporation, and that any Certificate of Amendment to the Amended and Restated Certificate of Incorporation by which the aggregate number of authorized shares is increased pursuant to these resolutions shall be deemed to be approved by the same affirmative vote of the voting power of the Company as approved these resolutions."

                                      PROXY

          REGENT                    THIS PROXY IS SOLICITED ON BEHALF OF
      COMMUNICATIONS,               THE BOARD OF DIRECTORS.
           INC.

                                    The undersigned hereby appoints Terry S.
                                    Jacobs, William L. Stakelin and Anthony A.
                                    Vasconcellos, and each of them, as Proxy
                                    Holders for the undersigned, with full power
                                    of substitution, to appear and vote all of
                                    the shares of Regent Communications, Inc.
                                    (the "Company") which the undersigned is
                                    entitled to vote at the Annual Meeting of
                                    Stockholders to be held at The Metropolitan
                                    Club, 50 East RiverCenter Blvd., 19th Floor,
                                    Covington, Kentucky, on May 18, 2000 at
     Annual Meeting of              10:00 a.m., local time, and at any
       Stockholders,                adjournments thereof, and hereby revokes any
       May 18, 2000                 and all proxies heretofore given.


I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as follows:

1.       Election of Directors.

         Joel M. Fairman      Kenneth J. Hanau         William H. Ingram        Terry S. Jacobs
         R. Glen Mayfield     Richard H. Patterson     William L. Stakelin      William P. Sutter, Jr.
         John H. Wyant

         Mark only one:

[ ] VOTE FOR all nominees except those whose names are written in the space provided below (if any):


[ ]      VOTE WITHHELD on all nominees.

2. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000.

                [ ]FOR         [ ] AGAINST         [ ] ABSTAIN

3. To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournments thereof.

If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE NOMINEES SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF, "FOR" THE PROPOSAL SET FORTH IN PARAGRAPH 2 ON THE REVERSE SIDE HEREOF AND, IN THE PROXYHOLDERS' BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

       Please date, sign and promptly return in the accompanying envelope.

[ ] I plan to attend the Annual Meeting.

                                                  Date:                   , 2000
                                                       -------------------


                                                  ------------------------------
                                                  Signature of Stockholder

                                                  (Title)
                                                         -----------------------


                                                  ------------------------------
                                                  Signature of Stockholder

                                                  (Title)
                                                         -----------------------

Your signature to this Proxy should be exactly as the name imprinted above. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed.